Exhibit 99.1
Human Nutrition & Health | Animal Nutrition & Health | Specialty Products
Balchem Corporation acquires Bergstrom Nutrition

New Hampton, New York, August 30, 2022. Balchem Corporation (NASDAQ:BCPC), a global specialty ingredients company focused on Nutrition and Health, today announced the acquisition of Cardinal Associates Inc., operating as “Bergstrom Nutrition,” a leading science-based manufacturer of methylsulfonylmethane (MSM), based in Vancouver, Washington.

MSM is a widely used nutritional ingredient with strong scientific evidence supporting its benefits for joint health, sports nutrition, skin and beauty, healthy aging, and pet health. Bergstrom Nutrition’s MSM brand “OptiMSM®” delivers the highest quality and purity MSM on the market and is the only brand of MSM with a U.S. GRAS “generally regarded as safe” designation.

Ted Harris, Chairman, CEO and President of Balchem, said, “We are excited to welcome Bergstrom Nutrition to Balchem. As the MSM market leader, Bergstrom Nutrition has excelled in advancing the science and presence of MSM globally. The addition of OptiMSM® to our portfolio provides a synergistic scientific advantage in Balchem’s key strategic therapeutic focus areas such as longevity and performance and is a strong fit with Balchem’s specialty, science-backed mineral products. We look forward to expanding marketplace opportunities together.”

Adrian Polliack, Bergstrom Nutrition President & CEO, said, “We are very pleased to join such a high quality, scientifically driven organization as Balchem. OptiMSM® aligns well with Balchem’s already robust portfolio and complements their strategic health benefit platforms. Joining Balchem allows for accelerated growth and market reach and we look forward to working together with the Balchem team.”

Following the acquisition, Bergstrom Nutrition will be included in Balchem’s Human Nutrition and Health business segment and integrated into the Minerals & Nutrients business unit.

About Balchem Corporation
Balchem Corporation develops, manufactures and markets specialty ingredients that improve and enhance the health and well-being of life on the planet by providing state-of-the-art solutions and the finest quality products for a range of industries worldwide. The company reports three business segments: Human Nutrition & Health; Animal Nutrition & Health; and Specialty Products. The Human Nutrition & Health segment delivers customized food and beverage ingredient systems, as well as key nutrients into a variety of applications across the food, supplement and pharmaceutical industries. The Animal Nutrition & Health segment manufactures and supplies products to numerous animal health markets. Through Specialty Products, Balchem provides specialty-packaged chemicals for use in healthcare and other industries, and also provides chelated minerals to the micronutrient agricultural market.

About Bergstrom Nutrition
Bergstrom Nutrition® pioneered the use of MSM (methylsulfonylmethane) for human and animal health use and remains an industry innovator and the world’s leading manufacturer of MSM. The Bergstrom technical team alone has over 100 years of combined experience in the manufacturing and uses of MSM. Bergstrom is committed to exceptional customer service and helping

52 Sunrise Park Road New Hampton, NY 10958 balchem.com	p.845.326.5600 f. 845.326.5702

Human Nutrition & Health | Animal Nutrition & Health | Specialty Products
customers succeed by producing MSM recognized around the world for its consistent form, purity, and quality.

Bergstrom uses a proprietary, multi-stage distillation process to create their products, and every batch is third-party tested for optimal purity, quality, and consistency. The result is MSM that is the same as that found in nature. Products are manufactured exclusively in the USA, at a single-purpose, cGMP-compliant, ISO-registered facility to provide essential traceability. Bergstrom Nutrition was founded in 1988 and is based in Vancouver, Washington USA.

Forward-Looking Statement
This release contains forward-looking statements, which reflect Balchem’s expectation or belief concerning future events that involve risks and uncertainties. Balchem can give no assurance that the expectations reflected in forward-looking statements will prove correct and various factors could cause actual results to differ materially from Balchem’s expectations, including risks and factors identified in Balchem’s annual report on Form 10-K for the year ended December 31, 2021, Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, and in its other SEC filings. Forward-looking statements are qualified in their entirety by the above cautionary statement. Balchem assumes no obligation to update these forward-looking statements.

Contact:

Jacqueline Yarmolowicz, Executive Assistant
Telephone: 845-326-5600
Email: JYarmolowicz@balchem.com

52 Sunrise Park Road New Hampton, NY 10958 balchem.com	p.845.326.5600 f. 845.326.5702